Exhibit 99.1

News Release

Investor Contact

Brett Levy

Vice President, Investor Relations and Treasury

Dine Brands Global, Inc.

818-637-3632

Brett.Levy@dinebrands.com

Media Contact

Susan Nelson

Vice President, Global Communications

and Public Affairs

Dine Brands Global, Inc.

Susan.Nelson@dinebrands.com

Dine Brands Global, Inc. Completes Replacement of

Existing Variable Funding Senior Notes and Upsizes Financing Capacity

GLENDALE, Calif., August 12, 2022 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill + Bar® and IHOP® restaurants, today announced it completed the replacement of its previous Series 2019-1, Class A-1 Variable Funding Senior Notes (the “Class A-1 Notes”) with a new series of Class A-1 Variable Funding Senior Notes (the “New Notes”) and increased its financing capacity. The New Notes allow for drawings of up to $325 million and will bear varying interest rates depending on the type of borrowing, including 2.50% plus the Term SOFR funding rate or the commercial paper rate for advances. The previous Class A-1 Notes allowed for drawings of up to $225 million and bore an interest rate of 2.15% plus the Eurodollar funding rate or the commercial paper rate for advances.

It is anticipated that the principal and interest on the New Notes will be repaid in full on or prior to the quarterly payment date in June 2027, subject to two additional one-year extensions at the option of the Company upon the satisfaction of certain conditions.

About Dine Brands Global, Inc.

Based in Glendale, California, Dine Brands Global, Inc. (NYSE: DIN) (“Dine Brands”), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill + Bar® and IHOP® brands. With approximately 3,400 restaurants combined in 16 countries and approximately 338 franchisees as of December 31, 2021, Dine Brands is one of the largest full-service restaurant companies in the world. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, among other things: uncertainty regarding the duration and severity of the ongoing COVID-19 pandemic (including the emergence of variant strains) and its ultimate impact on Dine Brands’ business; general economic conditions, including the impact of inflation; Dine Brands’ level of indebtedness; compliance with the terms of Dine Brands’ securitized debt; Dine Brands’ ability to refinance its current indebtedness or obtain additional financing; Dine Brands’ dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; Dine Brands’ dependence on its franchisees; the concentration of Dine Brands’ Applebee’s franchised restaurants in a limited number of franchisees; the financial health of Dine Brands’ franchisees; including any insolvency or bankruptcy; credit risks from Dine Brands’ IHOP franchisees operating under Dine Brands’ previous IHOP business model in which Dine Brands built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; Dine Brands’ franchisees’ and other licensees’ compliance with Dine Brands’ quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to Dine Brands’ brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of Dine Brands’ common stock; Dine Brands’ ability to achieve the financial guidance provided to investors; successful implementation of Dine Brands’ business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; Dine Brands’ allocation of human capital and Dine Brands’ ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with Dine Brands’ self-insurance; natural disasters, pandemics, epidemics or other serious incidents; Dine Brands’ success with development initiatives outside of its core business; the adequacy of Dine Brands’ internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in Dine Brands’ Annual and Quarterly Reports on Forms 10-K and 10-Q and in Dine Brands’ other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and Dine Brands does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.